Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Roger Fleischmann	Media Contact:	Jeff Beckman
	Levi Strauss & Co		Levi Strauss & Co.
	(800) 438-0349		(415) 501-3317
	rfleischmann@levi.com		jbeckman@levi.com
Levi Strauss & Co. Completes Private Placement and Accepts Notes Tendered by Early Tender Date
SAN FRANCISCO (May 6, 2010) – Levi Strauss & Co. today announced that it has closed its private placement of €300.0 million aggregate principal amount of 7 3/4% Senior Notes due 2018 and $525.0 million aggregate principal amount 7 5/8% Senior Notes due 2020.
The company also announced today that it has accepted for purchase $411.4 million (or 92.2%) of its $446.2 million aggregate principal amount of 9 3/4% Senior Notes due 2015 (the “U.S. Notes”) and €198.9 million (or 79.6%) of its €250.0 million aggregate principal amount of 8 5/8% Senior Notes due 2013 (the “Euro Notes,” and together with the U.S. Notes, the “Notes”), which were validly tendered prior to the early tender deadline of 5:00 p.m., New York City time, on May 5, 2010. The company and the trustee for each series of Notes have executed supplemental indentures to the indentures governing the Notes that eliminate or make less restrictive substantially all of the restrictive provisions of the indentures. The tender offer will remain open to holders until 12:00 midnight, New York City time, on May 19, 2010, unless extended or earlier terminated by the company. Holders who tender Notes after 5:00 p.m., New York City time, on May 5, 2010 and prior to the expiration of the tender offer will receive $1,031.25 per $1,000 principal amount of the U.S. Notes and €1,004.06 per €1,000 principal amount of the Euro Notes.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other security. The tender offer is made only by the Offer to Purchase and Consent Solicitation Statement dated April 22, 2010. Statements in this press release regarding the private offering of debt securities shall not constitute an offer to sell or a solicitation of an offer to buy such securities.
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LS&CO. Completes Private Placement and Accepts Notes in Tender Offer
May 6, 2010
This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.
Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2009, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
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